EXHIBIT 10.1
-------------- ---------------------- ------------------- ----------------- ----------------
 LOAN NUMBER         LOAN NAME             ACCT. NUMBER    AGREEMENT DATE        INITIALS
3041000298-501  Elecsys Corporation                           07/18/02              RTO
 NOTE AMOUNT     INDEX (w/Margin)              RATE         MATURITY DATE      LOAN PURPOSE
$1,000,000.00     Gold Bank Prime             5.75%           07/18/03          Commercial
                                        Creditor Use Only
-------------- ---------------------- -------------------- ---------------- ----------------

                            COMMERCIAL LOAN AGREEMENT
                 Accounts Receivable and/or Inventory Financing
--------------------------------------------------------------------------------------------

DATE AND PARTIES. The date of this Commercial Loan Agreement (Agreement) is July
18, 2002. The parties and their addresses are as follows:

         LENDER:
                  GOLD BANK
                  800 W 47th Street
                  Kansas City, Missouri 64112

         BORROWER:
                  ELECSYS CORPORATION
                  a Kansas Corporation
                  15301 W. 109th Street
                  Lenexa, Kansas 66219

                  DCI, INC.
                  a Kansas Corporation
                  15301 W. 109th Street
                  Lenexa, Kansas 66219

1. DEFINITIONS. For the purpose of this Agreement, the following terms have the following meanings.

     A. Accounting Terms. In this Agreement, any accounting terms that are not specifically defined will have their customary meanings under generally accepted accounting principles.

     B. Insiders. Insiders include those defined as insiders by the United
     States Bankruptcy Code, as amended; or to the extent left undefined, include without limitation any officer, employee, stockholder or member, director, partner, or any immediate family member of any of the foregoing, or any person or entity which, directly or indirectly, controls, is controlled by or is under common control with me.

     C. Loan. The Loan refers to this transaction generally, including obligations and duties arising from the terms of all documents prepared or submitted for this transaction.

     D. Pronouns. The pronouns "I", "me" and "my" refer to every Borrower signing this Agreement, individually or together, and their heirs, successors and assigns. "You" and "your" refers to the Loan's lender, any participants or syndicators, or any person or company that acquires an interest in the Loan and their successors and assigns.

     E. Property. Property is any property, real, personal or intangible, that secures my performance of the obligations of this Loan.

     F. Asset-Based Financing Definancing Definitions. For the purposes of this
     Agreement, the following terms will have the following meanings.

          (1) Account Debtors. Account Debtors are persons who are obligated on the Accounts Receivable.

          (2) Account Guarantors. Account Guarantors are persons who have guarantied certain Accounts Receivable.

          (3) Accounts Receivable. Accounts Receivable will include all of the following,

               (a) Accounts and Other Rights to Payment. All rights I have now or in the future to payments including, but not limited to, payment for goods and other property sold or leased or for services rendered, whether or not I have earned such payment by performance. This includes any rights and interests (including all guaranties, standby letters of credit, liens and security interests) which I may have by law or agreement against any
               Account Debtor.

               (b) Proceeds. All proceeds from the disposition or collection of
               Accounts Receivable.

               (4) Eligible Accounts Receivable. Eligible Accounts Receivable
               include all of my Accounts Receivable that are and continue to be acceptable to you in all respects. Criteria for eligibility may be revised by you at any time. Eligible Accounts Receivable exclude all of the following Accounts Receivable: the entire balance of any Accounts Receivable that has been due and owing for more than 90 days from the invoice dates. All Receivables owed by an Account Debtor owing Receivables for more than 90 days from the invoice date, if the outstanding dollar amount of such ineligible Receivables constitutes more than fifty percent (50%)
               of the aggregate outstanding dollar amount of all Receivables owned by such Account Debtor.

               (5) Inventory. Inventory includes all inventory which I hold for ultimate sale or lease, or which has been or will be supplied under contracts of service, or which are raw materials, work in process, or materials used or consumed in my business.

               (6) Eligible Inventory. Eligible Inventory includes all of my inventory that is and continues to be acceptable to you in all respects. Criteria for eligibility may be revised by you at any time. Eligible Inventory excludes all Inventory that I do not own or that is subject to a competing claim, lien or encumbrance or that which you in your sole discretion disqualify as Eligible
               Inventory.

               (7) Value of Eligible Inventory. The Value of Eligible Inventory
               is the lower of the Eligible Inventory's cost or fair market value as determined by consistently applied generally accepted accounting principles under the first-in-first-out (FIFO) method and any additional written valuation guidelines you provide me.

               (8) Overadvance. An Overadvance is made when advances exceed the maximum outstanding Principal balance.

2. ADVANCES. Advances under this Agreement are made according to the following terms and conditions.

     A. Asset Based Financing - Revolving Draw. In accordance with the terms of this Agreement and other Loan documents, you will provide me with a revolving draw note and the maximum outstanding principal balance will be the lesser of $1,000,000.00 (Principal) or the Borrowing Base. The
     Borrowing Base is the sum of the following amounts.

          (1) 75 percent of Eligible Accounts Receivable.

          (2) 35 percent of the Value of Eligible Inventory, not to exceed
          $500,000.00.

     As long as I owe any amounts to you under the Loan, I will calculate this
     Borrowing Base as of the close of my business day at the end of each month, and within 10 business days, and I will provide you with a Borrowing Base
     Certificate containing an assignment of any Accounts Receivable and
     Inventory. The Borrowing Base Certificate will be in form and substance acceptable to you, will contain my Borrowing Base calculation and will be certified and signed by me or my officer. My calculation of my Borrowing
     Base is subject to your confirmation or redetermination. Your calculation of the Borrowing Base will be the final determination when your calculation of the Borrowing Base ratio differs from mine.

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                                                             Elecsys Corporation
                                                                       KSehovski                                                                                                                                                    Page 1 of 5
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                                                                                                                                      Commercial Loan Agreement
                                                                                                                                            Elecsys Corporation
                                                                                                                                                      KSehovski

     B. Requests for Advances. My requests are a warranty that I am in compliance with all the Loan documents. When required by you for a particular method of advance, my requests for an advance must specify the requested amount and the date and be accompanied with any agreements, documents, and instruments that you require for the Loan. Any payment by you of any check, share draft or other charge may, at your option, constitute an advance on the Loan to me. All advances will be made in
     United States dollars. I will indemnify you and hold you harmless for your reliance on any request for advances that you reasonably believe to be genuine. To the extent permitted by law, I will indemnify you and hold you harmless when the person making any request represents that I authorized this person to request an advance even when this person is unauthorized or this person's signature is not genuine.

     I or anyone I authorize to act on my behalf may request advances by the following methods.

          (1) I make a request in person.

          (2) I make a request by mail.

          (3) I write a check or share draft.

          (4) I make a request by electronic mail.

C. Advance Limitations. In addition to any other Loan conditions, requests for, and access to, advances are subject to the following limitations.

          (1) Obligatory Advances. You will make all Loan advances subject to this Agreement's terms and conditions.

          (2) Advance Amount. Subject to the terms and conditions contained in this Agreement, advances will be made in exactly the amount I request.

          (3) Cut-Off Time. Requests for an advance received before 3:00 PM will be made on any day that you are open for business, on the day for which the advance is requested.

          (4) Disbursement of Advances. On my fulfillment of this Agreement's terms and conditions, you will disburse the advance in any manner as you and I agree.

          (5) Credit Limit. I understand that you will not ordinarily grant a request for an advance that would cause the unpaid principal of my
          Loan to be greater than the Principal limit. You may, at your option, grant such a request without obligating yourselves to do so in the future.

          (6) Records. Your records will be conclusive evidence as to the amount of advances, the Loan's unpaid principal balances and the accrued interest.

          (7) Repayment of Overadvances. I will pay any Overadvances in addition to my regularly scheduled payments. I will repay any Overadvance by repaying you in full within one day after the Overadvance occurs, except I may repay an Overadvance of $0.00 or less within one days if the outstanding Principal balance, including the excess, does not exceed the liquidation value of Accounts Receivable and Inventory and the Overadvance resulted from you declaring ineligible previously
          Eligible Accounts Receivable and Inventory. Otherwise, I will repay any Overadvance by making periodic payments to you as you request.

     D. Conditions. I will satisfy all of the following conditions before you either issue any promissory notes or make any advances under this
     Agreement.

               (1) No Default. There has not been a default under this Agreement or other Loan documents nor would a default result from making the Loan or any advance.

               (2) Information. You have received all documents, information, certifications and warranties as you may require, all properly executed, if appropriate, on forms acceptable to you. This includes, but is not limited to, the documents and other items listed in the Loan Checklist Report which is hereby incorporated by reference into this Agreement.

               (3) Inspections. You have made all inspections that you consider necessary and are satisfied with the inspection.

               (4) Conditions and Covenants. I will have performed and complied with all conditions required for an advance and all covenants in this Agreement and any other Loan documents.

               (5) Warranties and Representations. The warranties and
               representations contained in this Agreement are true and correct at the time of making the requested advance.

               (6) Financial Statements. My most recent financial statements,
               Inventory or Accounts Receivable schedules and other financial reports, delivered to you, are current, complete, true and accurate in all material respects and fairly represent my
               financial condition.

               (7) Bankruptcy Proceedings. No proceeding under the United States
               Bankruptcy Code has been commenced by or against me or any of my affiliates.

3. MATURITY DATE. I agree to fully repay the Loan by July 18, 2003.

4. WARRANTIES AND REPRESENTATIONS. I make to you the following warranties and representations which will continue as long as this Loan is in effect, except when this Agreement provides otherwise.

     A. Power. I am duly organized, and validly existing and in good standing in all jurisdictions in which I operate. I have the power and authority to enter into this transaction and to carry on my business or activity as it is now being conducted and, as applicable, am qualified to do so in each jurisdiction in which I operate.

     B. Authority. The execution, delivery and performance of this Loan and the obligation evidenced by the Note are within my powers, have been duly authorized, have received all necessary governmental approval, will not violate any provision of law, or order of court or governmental agency, and will not violate any agreement to which I am a party or to which I am or any of my property is subject.

     C. Name and Place of Business. Other than previously disclosed in writing to you I have not changed my name or principal place of business within the last 10 years and have not used any other trade or fictitious name. Without your prior written consent, I do not and will not use any other name and will preserve my existing name, trade names and franchises.

     D. Loan Purpose. This Loan is for Commercial purposes.

     E. No Other Loans. I own or lease all property that I need to conduct my business and activities. I have good and marketable title to all property that I own or lease. All of my Property is free and clear of all liens, security interests, encumbrances and other adverse claims and interests, except those to you or those you consent to in writing.

     F. Compliance With Laws. I am not violating any laws, regulations, rules, orders, judgments or decrees applicable to me or my property, except for those which I am challenging in good faith through proper proceedings after providing adequate reserves to fully pay the claim and its challenge should
     I lose.

     G. Legal Dispute. There are no pending or threatened lawsuits, arbitrations or other proceedings against me or my property that singly or together may materially and adversely affect my property, operations, financial condition, or business.

     H. Adverse Agreements. I am not a party to, nor am I bound by, any agreement that is now or is likely to become materially adverse to my business, Property or operations.

     I. Other Claims. There are no outstanding claims or rights that would conflict with the execution, delivery or performance by me of the terms and conditions of this Agreement or the other Loan documents. No outstanding claims or rights exist that may result in a lien on the Property, the
     Property's proceeds and the proceeds of proceeds, except liens that were disclosed to and agreed to by you in writing.

     J. Solvency. I am able to pay my debts as they mature, my assets exceed my liabilities and I have sufficient capital for my current and planned business and other activities. I will not become insolvent by the execution or performance of this Loan.

5. FINANCIAL STATEMENTS. I will prepare and maintain my financial records using consistently applied generally accepted accounting principles then in effect. I will provide you with financial information in a form that you accept and under the following terms.

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                                                                  Initials __,__
                                                       Commerical Loan Agreement
                                                             Elecsys Corporation
                                                                       KSehovski

                                                                                                                                                    Page 2 of 5

     A. Certification. I represent and warrant that any financial statements that I provide you fairly represents my financial condition for the stated
     periods, is current, complete, true and accurate in all material respects, includes all of my direct or contingent liabilities and there has been no material adverse change in my financial condition, operations or business since the date the financial information was prepared.

     B. Frequency. Annually, I will provide to you my financial statements, tax returns, annual internal audit reports or those prepared by independent accountants as soon as available or at least within 90 days after the close of each of my fiscal years. Any annual financial statements that I provide you will be audited statements.

          (1) Interim Financial Reports. Each month, I will provide to you my financial statements, internal audit reports or those prepared by independent accountants, tax reports, statements of cash flow, budgets and forecasts, certificates and schedules of Property as soon as available or at least within 10 days after the close of this business period. Any interim financial statements that I provide you will be prepared statements.

          (2) Inventory Schedule. Each fiscal year (reporting period), I will provide you with an Inventory schedule within 90 days after the end of this reporting period or with the frequency and promptness you otherwise request. The Inventory schedule will list the cost and wholesale value of all Inventory and all Eligible Inventory. The
          Inventory schedule will also identify whether a bailee has possession of the Inventory and whether the Inventory is represented by a warehouse receipt, bill of lading or similar documents or instruments.
          The Inventory schedule will identify the Accountants Receivable, contracts, collections and property relating to the Inventory.

          (3) Accounts Receivable Schedule. Each month (reporting period), I will provide you with an Accounts Receivable schedule within 10 days after the end of this reporting period or with the frequency and promptness you otherwise request. The Accounts Receivable schedule will assign the Accounts Receivable to you and will list the Account
          Debtor's name, address, phone number and amounts and dates due, documents and instrument evidencing and creating the account and aged reports of the Accounts Receivable. At your request, I will also include copies of customers' invoices, evidence of shipment or delivery and any other information that your request.

     C. SEC Reports. I will provide you with true and correct copies of all reports, notices or statements that I provide to the Securities and
     Exchange Commission, any securities exchange or my stockholders, owners, or the holders of any material indebtedness as soon as available or at least within 30 days after issuance.

     D. Requested Information. I will provide you with any other information about my operations, financial affairs and condition within 30 days after your request.

     E. Additional Financial Statements Term. I WILL PROVIDE YOU THE FOLLOWING
     FINANCIAL INFORMATION: 1.) Monthly Compliance Certificates within 10 days of month end as long as I owe any amounts to you under the loan.

6. COVENANTS. Until the Loan and all related debts, liabilities and obligations are paid and discharged, I will comply with the following terms, unless you waive compliance in writing.

     A. Participation. I consent to you participating or syndicating the Loan and sharing any information that you decide is necessary about me and the
     Loan with the other participants or syndicators.

     B. Inspection. Upon reasonable notice, I will permit you or your agents to enter any of my premises and any location where my Property is located during regular business hours to do the following.

          (1) You may inspect, audit, check, review and obtain copies from my books, records, journals, orders, receipts, and any correspondence and other business related data.

          (2) You may discuss my affairs, finances and business with any one who claims to be my creditor.

          (3) You may inspect my Property, audit for the use and disposition of the Property's proceeds and proceeds of proceeds; or do whatever you decide is necessary to preserve and protect the Property and your interest in the Property.

     After prior notice to me, you may discuss my financial condition and business operations with my independent accountants, if any, or my chief financial officer and I may be present during these discussions. As long as the Loan is outstanding, I will direct all of my accountants and auditors to permit you to examine my records in their possession and to make copies of these records. You will use your best efforts to maintain the confidentiality of the information you or your agents obtain, except you may provide your regulator, if any, with required information about my financial condition, operation and business or that of my parent, subsidiaries or affiliates.

     C. Business Requirements. I will preserve and maintain my present existence and good standing in the jurisdiction where I am organized and all of my rights, privileges and franchises. I will do all that is needed or required to continue my business or activities as presently conducted, by obtaining licenses, permits and bonds everywhere I engage in business or activities or own, lease or locate my property. I will obtain your prior written consent before I cease my business or before I engage in any new line of business that is materially different from my present business.

     D. Compliance with Laws. I will not violate any laws, regulations, rules, orders, judgments or decrees applicable to me or my Property, except for those which I challenge in good faith through proper proceedings after providing adequate reserves to fully pay the claim and its appeal should I lose. Laws include without limitation the Federal Fair Labor Standards Act requirements for producing goods, the federal Employee Retirement Income
     Security Act of 1974's requirements for the establishment, funding and management of qualified deferred compensation plans for employees, health and safety laws, environmental laws, tax laws, licensing and permit laws.
     On your request, I will provide you with written evidence that I have fully and timely paid my taxes, assessments and other governmental charges levied or imposed on me, my income or profits and my property. Taxes include without limitation sales taxes, use taxes, personal property taxes, documentary stamp taxes, recordation taxes, franchise taxes, income taxes, withholding taxes, FICA taxes and unemployment taxes. I will adequately provide for the payment of these taxes, assessments and other charges that have accrued but are not yet due and payable.

     E. New Organizations. I will obtain your written consent and any necessary changes to the Loan documents before I organize or participate in the organization of any entity, merge into or consolidate with any one, permit any one else to merge into me, acquire all or substantially all of the assets of any one else or otherwise materially change my legal structure, management, ownership or financial condition.

     F. Dealings with Insiders. I will not purchase, acquire or lease any property or services from, or sell, provide or lease any property or services to, or permit any outstanding loans or credit extensions to, or otherwise deal with, any insiders except as required under contracts existing at the time I applied for the Loan and approved by you or as this
     Agreement otherwise permits. I will not change or breach these contracts existing at Loan application so as to cause an acceleration of or any increase in any payments due.

     G. Other Debts. I will pay when due any and all other debts owned or guaranteed by me and will faithfully perform, or comply with all the conditions and obligations imposed on me concerning the debt or guaranty.

     H. Other Liabilities. I will not incur, assume or permit any debt evidenced by notes, bonds or similar obligations, except: debt in existence on the date of this Agreement and fully disclosed to you; debt subordinated in payment to you on conditions and terms acceptable to you; accounts payable incurred in the ordinary course of my business and paid under customary trade terms or contested in good faith with reserves satisfactory to you.

     I. Notice to You. I will promptly notify you of any material change in my financial condition, of the occurrence of a default under the terms of this
     Agreement, or a default by me under any agreement between me and any third party which materially and adversely affects my property, operations, financial condition or business.

     J. Certification of No Default. On your request, my chief financial officer or my independent accountant will provide you with a written certification that to the best of their knowledge no event of default exists under the terms of this Agreement or the other Loan documents, and that there exists no other action, condition or event which with the giving of notice or lapse of time or both would constitute a default. As requested, my chief financial officer or my independent accountant will also provide you with computations demonstrating compliance with any financial covenants and ratios contained in this Agreement. If an action, condition or event of default does exist, the certificate must accurately and fully disclose the extent and nature of this action, condition or event and state what must be done to correct it.

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                                                       Commerical Loan Agreement
                                                             Elecsys Corporation
                                                                       KSehovski
                                                                                                                                              Initials ___, ___

                                                                                                                                      Commercial Loan Agreement
                                                                                                                                            Elecsys Corporation
                                                                                                                                                      KSehovski

     K. Use of Loan Proceeds. I will not permit the loan proceeds to be used to purchase, carry, reduce, or retire any loan incurred to purchase or carry any margin stock.

     L. Dispose of No Assets. Without your prior written consent or as the Loan documents permit, I will not sell, lease, assign, transfer, dispose of or otherwise distribute all or substantially all of my assets to any person other than in the ordinary course of business for the assets' depreciated book value or more.

     M. No Other Liens. I will not create, permit or suffer any lien or encumbrance upon any of my properties for or by anyone, other than you, except for: nonconsensual liens imposed by law arising out of the ordinary course of business on obligations that are not overdue or which I am contesting in good faith after making appropriate reserves; valid purchase money security interests on personal property; or any other liens specifically agreed to by you in writing.

     N. Guaranties. I will not guaranty or become liable in any way as surety, endorser (other than as endorser of negotiable instruments in the ordinary course of business) or accommodation endorser or otherwise for the debt or obligations of any other person or entity, except to you or as you otherwise specifically agree in writing.

     O. No Default Under Other Agreements. I will not allow to occur, or to continue unremedied, any act, event or condition which constitutes a default, or which, with the passage of time or giving of notice, or both, would constitute a default under any agreement, document, instrument or undertaking to which I am a party or by which I may be bound.

     P. Legal Disputes. I will promptly notify you in writing of any threatened or pending lawsuit, arbitration or other proceeding against me or any of my property, not identified in my financial statements, or that singly or together with other proceedings may materially and adversely affect my property, operations, financial condition or business. I will use my best efforts to bring about a favorable and speedy result of any of these lawsuits, arbitrations or other proceedings.

     Q. Other Notices. I will immediately provide you with any information that may materially and adversely affect my ability to perform this Agreement and of its anticipated effect.

     R. No Change in Capital. I will not release, redeem, retire, purchase or otherwise acquire, directly or indirectly, any of my capital stock or other equity security or partnership interest, or make any change in my capital structure, except to the extent required by any agreements signed prior to this Agreement and disclosed to you or with your prior written consent.

     S. Loan Obligations. I will make full and timely payment of all principal and interest obligations, and comply with the other terms and agreements contained in this Agreement and in the other Loan documents.

     T. Insurance. I will obtain and maintain insurance with insurers, in amounts and coverages that are acceptable to you and customary with industry practice. This may include without limitation insurance policies for public liability, fire, hazard and extended risk, workers compensation, and, at your request, business interruption and/or rent loss insurance. At your request, I will deliver to you certified copies of all of these insurance policies, binders or certificates. I will obtain and maintain a mortgagee or loss payee endorsement for you when these endorsements are available. I will immediately notify you of cancellation or termination of insurance. I will require all insurance policies to provide you with at least 10 days prior written notice to you of cancellation or modification.
     I consent to you using or disclosing information relative to any contract of insurance required by the Loan for the purpose of replacing this insurance. I also authorize my insurer and you to exchange all relevant information related to any contract of insurance required by any document executed as part of this Loan.

     U. Property Maintenance. I will keep all tangible and intangible property that I consider necessary or useful in my business in good working condition by making all needed repairs, replacements and improvements and by making all rental, lease or other payments due on this property.

     V. Property Loss. I will immediately notify you, and the insurance company when appropriate, of any material casualty, loss or depreciation to the
     Property or to my other property that affects my business.

     W. Accounts Receivable Collection. I will collect and otherwise enforce all of my unpaid Accounts Receivable at my cost and expense, until you end my authority to do so, which you may do at any time to protect your best interests. I will not sell, assign or otherwise dispose of any Accounts
     Receivable without your written consent. I will not commingle the Accounts
     Receivable proceeds with any of my other property.

     X. Loan Balance. I will pay down this revolving draw Loan's outstanding
     Principal to $0.00 for a period of thirty days during the term of the loan.

     Y. Additional Covenants. 1.) MINIMUM TANGIBLE NET WORTH: DCI, Inc. will maintain a Total Debt to Tangible Net Worth ratio, determined under consistently applied generally accepted accounting principles, of 3:1 or less calculated at my fiscal year end. Total debt will also include inter-company note. For determining tangible net worth, total assets will exclude all intangible assets including without limitation goodwill, patents, trademarks, trade names, copyrights, and franchises, and will also include the addition of any Subordinated debt. DCI, Inc. will also maintain a tangible net worth, determined under consistently applied generally accepted accounting principles, of $2,000,000.00 or more calculated at my fiscal year end. 2.) Elecsys Corporation will inform and submit for approval any incurrence of additional indebtedness in excess of $100,000.00 per transaction.

7. DEFAULT. I will be in default if any of the following occur.

     A. Payments. I fail to make a payment in full when due.

     B. Insolvency or Bankruptcy. I make an assignment for the benefit of creditors or become insolvent, either because my liabilities exceed my assets or I am unable to pay my debts as they become due; or I petition for protection under federal, state or local bankruptcy, insolvency or debtor relief laws, or am the subject of a petition or action under such laws and fail to have the petition or action dismissed within a reasonable period of time not to exceed 60 days.

     C. Business Termination. I merger, dissolve, reorganize, end my business or existence, or a partner or majority owner dies or is declared legally incompetent.

     D. Failure to Perform. I fail to perform any condition or to keep any promise or covenant of this Agreement.

     E. Other Documents. A default occurs under the terms of any other transaction document.

     F. Other Agreements. I am in default on any other debt or agreement I have with you.

     G. Misrepresentation. I make any verbal or written statement or provide any financial information that is untrue, inaccurate, or conceals a material fact at the time it is made or provided.

     H. Judgment. I fail to satisfy or appeal any judgment against me.

     I. Forfeiture. The Property is used in a manner or for a purpose that threatens confiscation by a legal authority.

     J. Name Change. I change my name or assume an additional name without notifying you before making such a change.

     K. Property Transfer. I transfer all or a substantial part of my money or property.

     L. Property Value. The value of the Property declines or is impaired.

     M. Material Change. Without first notifying you, there is a material change in my business, including ownership, management, and financial conditions.

     N. Insecurity. You reasonably believe that you are insecure.

8. REMEDIES. After I default, and after you give any legally required notice and opportunity to cure the default, you may at your option do any one or more of the following.

     A. Acceleration. You may make all or any part of the amount owing by the terms of the Loan immediately due.

     B. Sources. You may use any and all remedies you have under state or federal law or in any instrument securing the Loan.

     C. Insurance Benefits. You may make a claim for any and all insurance benefits or refunds that may be available on my default.

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     D. Payments Made On My Behalf. Amounts advanced on my behalf will be immediately due and may be added to the balance owing under the terms of the Loan, and accrue interest at the highest post-maturity interest rate.

     E. Termination. You may terminate my right to obtain advances and may refuse to make any further extensions of credit.

     F. Set-Off. You may use the right of set-off. This means you may set-off any amount due and payable under the terms of the Loan against any right I have to receive money from you.

     My right to receive money from you includes any deposit or share account balance I have with you; any money owed to me on an item presented to you or in your possession for collection of exchange; and any repurchase agreement or other non-deposit obligation. "Any amount due and payable under the terms of the Loan" means the total amount to which you are entitled to demand payment under the terms of the Loan at the time you set-off.

     Subject to any other written contract, if my right to receive money from you is also owned by someone who has not agreed to pay the Loan, your right of set-off will apply to my interest in the obligation and to any other amounts I could withdraw on my sole request or endorsement.

     Your right of set-off does not apply to an account or other obligation where my rights arise only in a representative capacity. It also does not apply to any Individual Retirement Account or other tax-deferred retirement account.

     You will not be liable for the dishonor of any check when the dishonor occurs because you set-off against any of my accounts. I agree to hold you harmless from any such claims arising as a result of your exercise of your right of set-off.

     G. Waiver. Except as otherwise required by law, by choosing any one or more of these remedies you do not give up your right to use any other remedy.
     You do not waive a default if you choose not to use a remedy. By electing not to use any remedy, you do not waive your right to later consider the event a default and to use any remedies if the default continues or occurs again.

9. COLLECTION EXPENSES AND ATTORNEYS' FEES. On or after Default, to the extent permitted by law, I agree to pay all expenses of collection, enforcement or protection of your rights and remedies under this Agreement. Expenses include, but are not limited to, attorneys' fees, court costs and other legal expenses, as allowed by law. These expenses are due and payable immediately. If not paid immediately, these expenses will bear interest from the date of payment until paid in full at the highest interest rate in effect as provided for in the terms of this Loan. All fees and expenses will be secured by the Property I have granted to you, if any. To the extent permitted by the United States Bankruptcy
Code, I agree to pay the reasonable attorneys' fees you incur to collect this debt as awarded by any court exercising jurisdiction under the Bankruptcy Code.

10. APPLICABLE LAW. This Agreement is governed by the laws of Missouri, the
United States of America and to the extent required, by the laws of the jurisdiction where the Property is located. In the event of a dispute, the exclusive forum, venue and place of jurisdiction will be in Missouri, unless otherwise required by law.

11. JOINT AND INDIVIDUAL LIABILITY AND SUCCESSORS. My obligation to pay this
Loan is independent of the obligation of any other person who has also agreed to pay it. You may sue me alone, or anyone else who is obligated on this Loan, or any number of us together, to collect this Loan. Extending this Loan or new obligations under this Loan, will not affect my duty under this Loan and I will still be obligated to pay this Loan. The duties and benefits of this Loan will bind and benefit the successors and assigns of you and me.

12. AMENDMENT, INTEGRATION AND SEVERABILITY. This Agreement may not be amended or modified by oral agreement. No amendment or modification of this Agreement is effective unless made in writing and executed by you and me. This Agreement is the complete and final expression of the understanding between you and me. If any provision of this Agreement is unenforceable, then the unenforceable provision will be severed and the remaining provisions will still be enforceable.

13. INTERPRETATION. Whenever used, the singular includes the plural and the plural includes the singular. The section headings are for convenience only and are not to be used to interpret or define the terms of this Agreement.

14. NOTICE, FINANCIAL REPORTS AND ADDITIONAL DOCUMENTS. Unless otherwise required by law, any notice will be given by delivering it or mailing it by first class mail to the appropriate party's address listed in the DATE AND
PARTIES section, or to any other address designated in writing. Notice to one party will be deemed to be notice to all parties. I will inform you in writing of any change in my name, address, or other application information. I will provide you any financial statement or information you request. All financial statements and information I give you will be correct and complete. I agree to sign, deliver, and file any additional documents or certifications that you may consider necessary to perfect, continue, and preserve my obligations under this
Loan and to confirm your lien status on any Property. Time is of the essence.

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ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM
ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT
ARE NOT ENFORCEABLE. TO PROTECT YOU (BORROWER) AND US (LENDER) FROM
MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH
MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE
STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING
TO MODIFY IT.
--------------------------------------------------------------------------------

15. SIGNATURES. By signing, I agree to the terms contained in this Agreement. I also acknowledge receipt of a copy of this Agreement.

         BORROWER:
                  Elecsys Corporation

                           /s/  Michael J. Meyer
                           -----------------------------------
                           Michael J. Meyer, Chairman

                  DCI, Inc.

                           /s/   Karl B. Gemperli
                           -----------------------------------
                           Karl B. Gemperli, President

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